                                                                   EXHIBIT 10.83

                             INVESTMENT AGREEMENT
                             --------------------


     THIS INVESTMENT AGREEMENT ("Agreement") is made this ____ day of _____________, 1997 by and between VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation ("Corporation") and ATCOLP INVESTMENT PARTNERS, a California limited partnership ("Partnership"), to be effective _____________, 1997 (the "Effective Date").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, Corporation is engaged in the business of selling food products on a retail and wholesale basis; and

     WHEREAS, Corporation's current financial status is such that it requires additional sources of funding and capital to keep it operating; and

     WHEREAS, Corporation is interested in obtaining funding from Partnership for the purposes of providing it with sufficient cash necessary for it to marshal the funds it currently has available to it in its operations and, at the same time, be able to prosecute the arbitration case brought by Corporation against Keebler Company ("Keebler") identified by the arbitrator as 74 488 01081 96 and pay its attorneys the sums necessary to complete the arbitration which had commenced on ______________, 1996 (the "Keebler Arbitration"); and

     WHEREAS, Partnership is willing to make an investment in the Keebler Arbitration in consideration for the agreements contained herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   INVESTMENT. In consideration of the agreements contained herein,
          ----------
Partnership hereby agrees to provide Corporation with Three Hundred Thousand Dollars ($300,000) as an investment in the Keebler Arbitration (the "Investment Amount"). As collateral for Corporation's payment obligations to Partnership under this Agreement, Corporation agrees to pledge a security interest in and to all of its right, title and interest to the proceeds of any arbitrator's award in the Keebler Arbitration. To memorialize said agreement, Corporation agrees to execute the Security Agreement attached hereto as Exhibit A, which is incorporated into this Agreement by this reference. In addition to the foregoing, Corporation agrees to execute any and all documentation necessary to allow the Partnership to perfect its security interest in the collateral pledged hereunder.

     2.     INVESTMENT AGREEMENT.
            --------------------

     (a) The parties acknowledge and understand that in the event that Corporation fails to prevail in the Keebler Arbitration, the parties agree that Corporation shall provide Partnership, for the investment described herein, warrants to purchase four hundred thousand (400,000) shares of Corporation's common stock at a price of one cent ($.01) per share. This shall be Partnership's sole compensation in the event Corporation fails to prevail in the Keebler Arbitration.

     (b) In the event that Corporation prevails in the Keebler Arbitration, Corporation shall repay Partnership the Investment Amount, plus interest at the lesser of (x) the highest rate permitted by law; or (y) fifteen percent (15%) per annum, computed from the Effective Date until the date of payment, and provide Partnership with additional compensation as follows:

     (i) In the event that the award in favor of the Corporation is in an amount not to exceed One Million Dollars ($1,000,000) "Net" (as defined below), then the Corporation shall receive the following:

            (A) Warrants entitling the Partnership to acquire two hundred thousand (200,000) shares of Corporation stock at one cent ($.01) per share; and

            (B) An amount equal to fifteen percent (15%) of the Net amount awarded to the Corporation, but not less than One Hundred Thousand Dollars ($100,000).

     (ii) In the event an award in favor of the Corporation is between One Million One Dollars ($1,000,001) and Three Million Dollars ($3,000,000), the Partnership shall receive the following:

            (A) Warrants entitling the Partnership to acquire two hundred thousand (200,000) shares of Corporation stock at one cent ($.01) per share; and

            (B) An amount equal to fifteen percent (15%) of the first One Million Dollars ($1,000,000) Net awarded to the Corporation, plus twenty percent (20%) of the Net amount awarded in excess of One Million Dollars ($1,000,000).

     (iii) In the event the award in favor of the Corporation is in excess of Three Million Dollars ($3,000,000), the Partnership shall receive:

             (A) Warrants entitling the Partnership to acquire two hundred thousand (200,000) shares of Corporation stock at one cent ($.01) per share; and

             (B) An amount equal to fifteen percent (15%) of the first One Million Dollars ($1,000,000) Net amount awarded to the Corporation, plus twenty percent (20%) of the Net amount awarded in excess of One Million Dollars ($1,000,000), up to Three Million Dollars ($3,000,000), plus twenty-five percent (25%) of the Net amount awarded in excess of Three Million Dollars ($3,000,000).

     (iv) For purposes hereof, a "Net" award means the amounts awarded to the Corporation by the arbitrator in excess of any legal fees, expert witness fees, costs and expenses incurred by Corporation in the prosecution of the Keebler Arbitration. The parties hereto acknowledge and agree that the term "Net" has been defined in the fashion set forth in this subparagraph 2(d) due to the fact that the contract giving rise to the Keebler Arbitration contains a provision which requires the arbitrator to award the prevailing party their costs and attorney's fees in prosecuting such arbitration, in addition to any other recovery awarded by the arbitrator. Notwithstanding anything contained in the foregoing to the contrary, the term "Net" as used in this Agreement shall be applied to determine the proper Net award, even if the arbitrator's award does not break down the amount so awarded into separate categories of legal fees, costs and expenses awarded on the one hand, and liability award in favor of the Corporation and against Keebler on the other hand.

     3.      REGISTRATION. Within one hundred twenty (120) days following the
             ------------
Effective Date, Corporation shall use its best efforts to register, with the appropriate state and federal securities regulatory authorities, the warrants described in Section 2 above so that if said warrants are exercised following their issuance hereunder, the shares issued pursuant to said warrants shall be available for sale by the Partnership without further need for securities registration. In addition to the foregoing, the Corporation shall obtain the corporate consents necessary to allow it to issue the additional common stock represented by such warrants.

     4.      SEVERABILITY. In the event any court of competent jurisdiction
             ------------
believes that any component of the consideration to be provided to the Partnership in exchange for either the loan or the inducement for the Partnership to become a Corporation shareholder in accordance with this Agreement is against public policy and, therefore, void, the parties agree that such documents shall be read in such fashion that all other components of the consideration received by the Partnership as described in this letter shall be considered part of the original agreement between the parties and the offending provision(s) shall be considered to never have been part of such agreement.

     5.    KEEBLER ARBITRATION. The parties hereto acknowledge and agree that
           -------------------
Corporation instituted the Keebler Arbitration on its own initiative and approximately six (6) months prior to Corporation's seeking out Partnership to engage in the transactions described herein. Partnership expressly acknowledges and agrees that it shall in no way assist, conduct or interfere in any other way with Corporation's prosecution of the Keebler Arbitration and shall have no rights to approve or disapprove any settlement sought or received by Corporation.

     6.    GENERAL. Any notices required under this Agreement shall be sent by
           -------
certified mail or personally delivered. The descriptive headings set forth in this Agreement are for the convenience of the parties and are not to be used in interpreting the terms contained in this Agreement. The terms set forth in this Agreement shall be binding upon and inure to the benefit of each of the parties and or its successors, permitted assigns and legal representatives. The Agreement and the Exhibits attached to this Agreement constitute the entire agreement between the parties with respect to the subject matter described in this Agreement. The waiver by any party of any breach of any provision of this Agreement shall not be construed as a continuing waiver.

     IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed on the date first written above.

                                         ATCOLP INVESTMENT PARTNERS, a
                                         California limited partnership

                                         /s/ Donald Wohl
                                         -------------------------------
                                         (Name of a General Partner)

                                         -------------------------------
                                         Donald Wohl, GP
                                         General Partner

ACCEPTED:

VITAFORT INTERNATIONAL CORPORATION

By: /s/ Mark Beychok
    ------------------------------
    Its President

                              SECURITY AGREEMENT
                              ------------------


     THIS SECURITY AGREEMENT ("Agreement") made this ___ day of ______________, 1997, by and among ATCOLP INVESTMENT PARTNERS, a California limited partnership ("Secured Party") and VITAFORT INTERNATIONAL CORPORATION, a Delaware corporation ("Debtor") is made to induce Secured Party concurrent with this Agreement to invest an amount equal to Three Hundred Thousand Dollars ($300,000) in Debtor pursuant to an Investment Agreement of even date herewith (the "Investment Agreement"), to be effective _______________, 1997.

     1. Debtor hereby grants a security interest in, and mortgages to Secured Party, the assets, and any and all additions and accessions to such assets and products or proceeds of such assets, designated in Exhibit A, a copy of which is attached to this Agreement and expressly incorporated into this Agreement by this reference (all such assets, additions, accessions, products and proceeds collectively hereinafter referred to as the "Collateral") to secure payment of the amounts owed by Debtor to Secured Party under the Investment Agreement and any and all other obligations of Debtor to Secured Party of any nature (collectively the "Obligations").

     2. Debtor hereby represents, warrants and covenants to Secured Party that:

     (a) The Collateral is free and clear of any and all liens, claims, or encumbrances, except as otherwise represented to Secured Party in writing, and that there are no restrictions upon the transfer of the Collateral, in that Debtor has good and marketable title and the full right and power to transfer the Collateral free and clear of any and all liens, claims or encumbrances other than as noted above.

     (b) Debtor will not, without the prior written consent of Secured Party, sell, lease, assign, pledge, or otherwise dispose of, move, relocate or transfer any of the Collateral; and

     (c) To the best of Debtor's knowledge and belief, Debtor are not in violation of any applicable statute, rule, regulation or ordinance of any governmental entity which would materially and adversely affect the Collateral.

     3. There are no actions or proceedings pending by or against Debtor before any court or administrative agency and Debtor has no knowledge of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Debtor which would materially and adversely affect the Collateral. If any of the foregoing should arise during the term of this Agreement, Debtor shall immediately notify Secured Party in writing. Debtor shall execute any and all documentation, including any Financing Statements required by Secured Party, if any, in order to perfect its security interest in the Collateral pledged herein. Upon payment in full by Debtor of all Obligations, Secured Party shall terminate the lien that it has placed on the Collateral hereunder and surrender and transfer to Debtor all rights received as a result of its lien as granted hereunder.

     4. Upon the occurrence of any default by Debtor under the Obligations, this Agreement or under any other documents evidencing or relating to the Obligations including, without limitation, the Note or that certain Investment Agreement of even date herewith executed by and between the parties hereto, but subject to the cure periods set forth in each Obligation, Secured Party shall have the right to accelerate any or all Obligations and shall have all of the rights and remedies provided to a secured creditor under the Uniform Commercial Code and applicable state law. Secured Party shall give Debtor reasonable notice prior to any disposition of the Collateral, which notice requirement shall be satisfied if given ten (10) days prior to any such disposition. The net proceeds realized upon any sale or other disposition of the Collateral, after deducting expenses of the sale or other handling or disposition and reasonable attorney's fees, costs, and expenses incurred by Secured Party, shall be applied to the payment of the Obligations, but not to exceed the outstanding balances on the Obligations. Secured Party shall account to Debtor for any surplus realized on such disposition. Debtor shall remain liable for any deficiency remaining on the Obligations after application of the Collateral sale proceeds as described above, which Debtor agrees to pay forthwith upon demand.

     5. Secured Party shall not be deemed to have waived any rights under this Agreement, under the Obligations or under any related documents, unless such waiver is in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of any provision of this Agreement shall not constitute a waiver of nor prejudice any other party's rights to otherwise demand strict compliance with that provision or any other provision. No prior waiver, nor any course of dealing between Secured Party and Debtor, shall constitute a waiver of Secured Party's rights or Debtor's obligations as to any future transactions. Whenever consent by Secured Party is required in this Agreement, the granting of such consent by Secured Party in any instance shall not constitute a continuing consent to subsequent instances where such consent is required.

     6. All notices required to be given by a party to the other parties under this Agreement shall be in writing and shall be effective when actually delivered or when deposited in the United States Mail, First Class, postage prepaid, addressed to the other parties at such address as each party may designate to the other parties in writing.

     7. This agreement shall be binding upon Debtor and its respective successors and permitted assigns. If this Agreement contains any blanks when executed by Debtor, Secured Party in hereby authorized, without notice to Debtor, to complete any such blanks according to the terms upon which the Collateral is pledged. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be considered severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Security Agreement.

     8. Debtor agrees that unless Debtor obtains the prior written consent of Secured Party, Debtor will keep the Collateral free from any adverse lien, security interest or encumbrance, and shall not waste or destroy the Collateral or any part thereof, and shall not use the Collateral in violation of any statute or ordinance applicable thereto.

     9. Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon any notes evidencing the Obligations.

     10. At its option, Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may place and pay for insurance on the Collateral upon the failure by the Debtor after being requested to do so, with such expense incurred to be added, in equal amounts to amounts due under the Investment Agreement.

     11. Upon request by Secured Party, Debtor shall take whatever action is reasonably necessary to fulfill the terms of this Agreement, including but not limited to the execution and filing of such documents evidencing or perfecting the liens, including the filing of the financing statements referenced above, arising out of the pledge of the Collateral pursuant to this Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have each executed this Agreement on the day and year first above written.

                                           VITAFORT INTERNATIONAL
                                           CORPORATION

ATTEST:
                                           By: /s/ Mark Beychok
                                               --------------------------
                                               Its: President
--------------------------
Secretary
                                           ATCOLP INVESTMENT PARTNERS
                                           /s/ Donald Wohl
                                           ------------------------------
                                           General Partner


                                           By: /s/ Gen Partner
                                               --------------------------
                                               Its:

                                   EXHIBIT A
                                   ---------

                           DESCRIPTION OF COLLATERAL
                           -------------------------



     All of Debtor's right, title and interest in and to any and all of the proceeds of any award obtained by Debtor in Debtor's arbitration against Keebler Company.